Calculation of Filing Fee Tables
S-3
RAYONIER INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	2	Other	Guarantees of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	3	Equity	Common Shares, no par value, of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	4	Other	Subscription Rights of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	5	Equity	Preferred Shares of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	6	Equity	Warrants of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	7	Other	Stock Purchase Contracts of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	8	Other	Stock Purchase Units of Rayonier Inc.	457(r)				0.0001381
Fees to be Paid	9	Debt	Debt Securities of Rayonier, L.P.	457(r)				0.0001381
Fees to be Paid	10	Other	Guarantees of Rayonier, L.P.	457(r)				0.0001381
Fees to be Paid	11	Equity	Warrants of Rayonier, L.P.	457(r)				0.0001381
Fees to be Paid	12	Debt	Debt Securities of Rayonier TRS Holdings Inc.	457(r)				0.0001381
Fees to be Paid	13	Other	Guarantees of Rayonier TRS Holdings Inc.	457(r)				0.0001381
Fees to be Paid	14	Equity	Warrants of Rayonier TRS Holdings Inc.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[2]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (3) The Registrants and the Co-Registrant listed in the table above, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. The guarantees will not be traded separately.

[3]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[4]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[5]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[6]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (4) Represents warrants to purchase debt securities, common shares or preferred shares registered hereby.

[7]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[8]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[9]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[10]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (3) The Registrants and the Co-Registrant listed in the table above, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. The guarantees will not be traded separately.

[11]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (4) Represents warrants to purchase debt securities, common shares or preferred shares registered hereby.

[12]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee.

[13]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (3) The Registrants and the Co-Registrant listed in the table above, or any of them, may fully and unconditionally guarantee any series of debt securities registered hereunder. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees. The guarantees will not be traded separately.

[14]	(1) An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered (i) at indeterminate prices or (ii) upon conversion of or exchange for the preferred stock, depositary shares, warrants, subscription rights or debt securities registered hereunder that provide for conversion or exchange, or pursuant to the anti-dilution provisions of any such securities. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrants are deferring payment of all of the registration fee. (4) Represents warrants to purchase debt securities, common shares or preferred shares registered hereby.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A